                                                                   EXHIBIT 10.7




                            EQUIPMENT LOAN AGREEMENT


                                     AMONG


                       TUNICA BILOXI TRIBE OF LOUISIANA,


                                  AS BORROWER



                                      AND



                            HIBERNIA NATIONAL BANK,


                                    AS BANK




                         $6,000,000 EQUIPMENT TERM LOAN




                              DATED:  MAY 28, 1999
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                               TABLE OF CONTENTS


ARTICLE 1. DEFINITIONS, ACCOUNTING TERMS AND RULES OF CONSTRUCTION............1
    Section 1.01.   Defined Terms.............................................1
    Section 1.02.   Accounting Terms and Calculations.........................6
    Section 1.03.   Rules of Construction.....................................6

ARTICLE 2. LOAN...............................................................7
    Section 2.01.   Commitment................................................7
    Section 2.02.   Loan Advances.............................................7
    Section 2.03.   Term, Interest Rate(s) and Repayment of the Loan..........7
    Section 2.04.   Note......................................................8
    Section 2.05.   Use of Proceeds...........................................8

ARTICLE 3. OTHER TERMS APPLICABLE TO THE LOAN AND THE NOTE....................8
    Section 3.01.   Computation of Interest...................................8
    Section 3.02.   Late Charge and Post-Default Interest.....................8
    Section 3.03.   Maximum Rate of Interest..................................8
    Section 3.04.   Acceleration..............................................8

ARTICLE 4. SECURITY FOR THE OBLIGATIONS.......................................8
    Section 4.01.   Security..................................................8
    Section 4.02.   Form of Collateral Documents..............................9
    Section 4.03.   Cross Collateralization...................................9

ARTICLE 5. CONDITIONS PRECEDENT TO INITIAL ADVANCE............................9
    Section 5.01.   Documents to be Received..................................9
    Section 5.02.   Other Conditions Precedent...............................10

ARTICLE 6. ADVANCES..........................................................11
    Section 6.01.   Requirements.............................................11
    Section 6.02.   Accounting for Advances..................................12

ARTICLE 7. [INTENTIONALLY LEFT BLANK]........................................12

ARTICLE 8. REPRESENTATIONS AND WARRANTIES....................................12
    Section 8.01.   Existence................................................12
    Section 8.02.   Power and Authorization..................................12
    Section 8.03.   Binding Obligations......................................12
    Section 8.04.   No Legal Bar or Resultant Lien...........................12
    Section 8.06.   Financial Condition......................................13
    Section 8.07.   Litigation...............................................13

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
    Section 8.08.   Solvency.................................................13
    Section 8.09.   Taxes and Governmental Charges...........................13
    Section 8.10.   Defaults.................................................13
    Section 8.11.   Casualties and Condemnation..............................14
    Section 8.12.   Use of Proceeds; Margin Stock............................14
    Section 8.13.   Compliance with the Law..................................14
    Section 8.14.   ERISA....................................................14
    Section 8.15.   No Material Misstatements................................14
    Section 8.16.   Title to Collateral......................................14
    Section 8.17.   Environmental Matters....................................14
    Section 8.18.   Governmental Requirements................................15
    Section 8.19.   Existing Loan............................................15
    Section 8.20.   Management Contract......................................15
    Section 8.21.   Continuing Accuracy......................................15

ARTICLE 9. AFFIRMATIVE COVENANTS.............................................15
    Section 9.01.   Financial Statements and Reports.........................16
    Section 9.02.   Taxes and Other Liens....................................16
    Section 9.03.   Maintenance of Existence.................................17
    Section 9.04.   Further Assurances.......................................17
    Section 9.05.   Performance of Obligations...............................17
    Section 9.06.   Reimbursement of Expenses................................17
    Section 9.07.   Insurance................................................17
    Section 9.08.   Accounts and Records.....................................18
    Section 9.09.   Right of Inspection......................................18
    Section 9.10.   Notice of Certain Events.................................19
    Section 9.11.   ERISA Information and Compliance.........................19
    Section 9.12.   Indemnification..........................................19
    Section 9.13.   Compliance with Laws and Covenants.......................19
    Section 9.14.   Environmental Indemnity..................................19
    Section 9.15.   Financial Covenants......................................20
    Section 9.16.   Management of the Enterprise.............................20
    Section 9.17.   Repayment of Existing Debts..............................21
    Section 9.18.   Maintenance of Gaming Licenses and Gaming Operations.....21
    Section 9.19.   Schedule of Enterprise Assets............................21

ARTICLE 10. NEGATIVE COVENANTS...............................................21
    Section 10.01.  Liens on the Collateral..................................22
    Section 10.02.  Change of Office.........................................22
    Section 10.03.  Accounting Methods.......................................22
    Section 10.04.  No Change in the Management Contract.....................22
    Section 10.05.  Distribution of Net Profits..............................22
    Section 10.06.  Impairment of Contracts; Imposition of Governmental
                    Charges..................................................22

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
    Section 10.07.  No Alienation............................................23

ARTICLE 11. DEFAULT..........................................................23
    Section 11.01.  Events of Default........................................23
    Section 11.02.  Remedies.................................................24
    Section 11.03.  Set-Off..................................................24

ARTICLE 12. EXPENSES AND FEES INCURRED IN CLOSING............................24

ARTICLE 13. CLOSING AND FUNDING..............................................25
    Section 13.01.  Closing..................................................25
    Section 13.02.  Funding..................................................25

ARTICLE 14. [INTENTIONALLY LEFT BLANK].......................................25

ARTICLE 15. MISCELLANEOUS....................................................25
    Section 15.01.  Notices..................................................25
    Section 15.02.  Invalidity...............................................26
    Section 15.03.  Survival of Agreements...................................26
    Section 15.04.  Successors and Assigns...................................26
    Section 15.05.  Waivers..................................................27
    Section 15.06.  Cumulative Rights........................................27
    Section 15.07.  Governing Law............................................27
    Section 15.08.  Amendment................................................27
    Section 15.09.  Entire Agreement.........................................27
    Section 15.10.  Limited Sovereign Immunity Waiver; Arbitration;
                    Submission to Jurisdiction, Jury Trial Waiver............27
    Section 15.11.  Preparation..............................................29
    Section 15.12.  Form of Documents........................................29
    Section 15.13.  Counterparts.............................................29
    Section 15.14.  Suspension of Loan.......................................29
    Section 15.15.  Illegality...............................................30
    Section 15.16.  Year 2000................................................30
    Section 15.17.  Compliance with 25 U.S.C. Paragraph 81...................30
    Section 15.18.  Signatures...............................................30



       TUNICA-BILOXI TRIBE/$6,000,000 EQUIPMENT LOAN AGREEMENT -- PAGE 4
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                           EQUIPMENT  LOAN AGREEMENT

     THIS EQUIPMENT LOAN AGREEMENT (the "Agreement"), dated effective as of May 28, 1999 (the "Effective Date"), is made by and between the TUNICA-BILOXI TRIBE OF LOUISIANA (the "Tribe") and HIBERNIA NATIONAL BANK, a national banking association (the "Bank").

                                   WITNESSETH

     WHEREAS, the Tribe has the inherent power to conduct and regulate gaming on its lands, subject only to the restrictions imposed by the Indian Gaming Regulatory Act, Public Law 100-497 (the "IGRA"); and

     WHEREAS, in accordance with the IGRA, the Tribe has adopted its Gaming Ordinance No. 11-94 (the "Ordinance"), and has entered into a Tribal-State Compact for the conduct of Class III Gaming with the State of Louisiana; and

     WHEREAS, under the Ordinance, the Tribe operates a gaming facility (the "Casino") on its lands held in trust located in Avoyelles Parish, Louisiana; and

     WHEREAS, the Tribe desires to borrow from the Bank the aggregate sum of $6,000,000 to purchase gaming equipment and to purchase other general equipment, including non-gaming equipment rel ated to the operation of the Casino and the Hotel;

     NOW, THEREFORE, in consideration of the premises and in order to induce the Bank to make the aforesaid loan, and intending to be legally bound hereby, the Tribe and the Bank hereby agree as follows:


ARTICLE 1. DEFINITIONS, ACCOUNTING TERMS AND RULES OF CONSTRUCTION.

     Section 1.01. Defined Terms. As used in this Agreement, the following terms shall have the following respective meanings:

     "Advance" means a disbursement of the loan proceeds under the Loan.

     "Agreement" means this Equipment Loan Agreement, as amended and supplemented from time to time.

     "Amortization Period" means the twenty-six (26) month period which shall commence on the first day following the Funding Termination Date.

     "Applicable Environmental Laws" shall have the meaning ascribed to it in
Section 8.17.

     "Applicable Interest Rate" means the interest rate to be applied to the unpaid balance due on the Note during the Amortization Period which interest rate is to be selected pursuant to the provisions of Section 2.03(c).

     "Authorized Person" any one (1) of Earl J. Barby, Sr., Tribal Chairman, or any other person expressly designated by the Tribal Council of the Tribe as an Authorized Person for the purposes of this Agreement, as set forth from time to time in a certificate in a form prescribed by the Bank.



       TUNICA-BILOXI TRIBE/$6,000,000 EQUIPMENT LOAN AGREEMENT -- PAGE 1
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     "Base Rate" means for the Loan the rate (expressed as a percentage and rounded upward if necessary to the nearest 1/100 of 1%) determined by the Bank in good faith from the rates quoted in the Wall Street Journal to be the average of the rates per annum for deposits in Dollars offered to major money center banks in the London interbank market at approximately 11:00 A.M. London time two (2) LIBOR Business Days prior to the commencement of the applicable Interest Period in an amount approximately equal to the then outstanding principal amount of, and for a period comparable to the Interest Period for, the Loan.

     "Bank Inspector" means the inspector designated by Bank (including an officer or employee of Bank) to inspect and monitor the delivery and installation of the Equipment at the Casino and/or Hotel.

     "Business of the Tribe" means the operation of the Casino, the Hotel and related parking lots and other related improvements located on the Property.

     "Capital Lease" means all leases which have been or should be capitalized in accordance with GAAP as in effect from time to time.

     "Casino Bank Accounts" mean all of the bank accounts specified or contemplated in Section 5.10 of the Management Contract.

     "Collateral" means all property which is, or will become, subject to the liens, pledges and security interests of every kind granted by the Collateral Documents, including, without limitation, the Casino Bank Accounts, the Gaming Equipment and the General Equipment.

     "Collateral Documents" mean collectively all security agreements, pledges, assignments and other documents executed by the Tribe and delivered to Bank pursuant to this Agreement, including without limitation those agreements specified in Article 4 hereof.

     "Debt" means with respect to any Person: (i) all Indebtedness for Money Borrowed of such Person; (ii) all indebtedness for the acquisition of property other than purchases of products and merchandise in the ordinary course of business; (iii) indebtedness secured by any Lien on the property of such Person whether or not such indebtedness is assumed; (iv) all liability of such Person by way of endorsements (other than for collection or deposit in the ordinary course of business); (v) all contingent obligations; (vi) all Capital Leases; and (vii) and other items which under GAAP are classified as liabilities on a balance sheet; provided that in no event shall the term "Debt" include capital stock, surplus and retained earnings, minority interest in the common stock of subsidiaries, lease obligations (other than pursuant to Capital Leases), reserves for deferred income taxes and investment credits, other deferred credits and reserves, and deferred compensation obligations, or payroll indebtedness and trade indebtedness incurred in the ordinary course of business, provided that such trade indebtedness has a maturity of less than one year.

     "Dominion Account Agreement" means that certain agreement contemplated under Section 4.01 under the terms of which the Tribe grants to the Bank a security interest in the Gross Receipts (as defined in the Management Contract) and in the Casino Bank Accounts.

     "Enterprise" means the operation of the Casino and the Hotel by the Tribe.

     "Enterprise Assets" means all of (movable) the assets owned or hereafter acquired by the Tribe and [initialled] used in connection with, or earned from, the operation of the Enterprise, including, without limitation, the Collateral, all gaming equipment, all other equipment, inventory, accounts receivable,


       TUNICA-BILOXI TRIBE/$6,000,000 EQUIPMENT LOAN AGREEMENT -- PAGE 2
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instruments certificated securities, documents, contracts, general intangibles, deposit accounts, uncertificated securities, financial assets, security entitlements, security accounts, cash and any other property.

     "Entities" means the Tribe and the Enterprise and "Entity" means any one of the Entities.

     "Equipment" means collectively the Gaming Equipment and the General Equipment.

     "Existing Loan" means the entire extension of credit by Cottonport Bank to the Tribe as described in Article 2 of the Existing Loan Agreement.

     "Existing Loan Agreement" means that certain Commercial Loan Agreement dated March 14, 1997 between Cottonport Bank and the Tribe under the terms of which the Cottonport Bank agreed to loan to the Tribe up to $16,500,000.00 to be used to purchase and renovate a hotel facility, to purchase new gaming equipment, and to refinance certain gaming equipment, all as more fully set forth therein

     "Existing Loan Documents" means the Existing Loan Agreement, the promissory note executed by the Tribe in connection with the Existing Loan Agreement and all other documents executed by the Tribe in connection with the Exiting Loan.

     "Existing Security Agreement" means that certain Commercial Security Agreement dated as of March 14, 1997, executed by the Tribe and granting to the Cottonport Bank a security interest in the Casino Bank Accounts and in certain gaming equipment, consisting of approximately 360 slot machines.

     "Fixed Interest Rate" means a fixed per annum interest rate equal to 250 basis points in excess of the corresponding 5-year Treasury Rate (ask price) quoted by the Wall Street Journal seven (7) Business Days prior to the first day of the Amortization Period.

     "Funding Date" means the date on which Bank first advances funds to or on behalf of the Tribe pursuant to the Loan.

     "Funding Period" means the period commencing on the Funding Date and ending upon the Funding Termination Date.

     "Funding Termination Date" means the earlier of: (a) the date on which the Bank advances the aggregate sum of $6,000,000 under this Agreement; (b) the 90th day following the Funding Date; or (c) August 28, 1999.

     "GAAP" means generally accepted accounting principles in the United
States.

     "Gaming Equipment" means slot machines and other gaming equipment purchased by or paid for with Advances made to or on behalf of the Tribe pursuant to the terms of this Agreement.

     "General Equipment" means that equipment, other than Gaming Equipment, purchased by or paid for with Advances made to or on behalf of the Tribe pursuant to the terms of this Agreement.



       TUNICA-BILOXI TRIBE/$6,000,000 EQUIPMENT LOAN AGREEMENT -- PAGE 3
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     "Grand Casinos/Tunica-Biloxi Inc." means Grand Casinos of Louisiana,
Inc.-Tunica-Biloxi, a Minnesota corporation.

     "Grand Casinos/Tunica-Biloxi" means Grand Casinos of Louisiana, LLC-Tunica-Biloxi, a Minnesota limited liability company.

     "Grand Entities" collectively means Lakes Gaming and Grand
Casinos/Tunica-Biloxi and "Grand Entity" means any one of the Grand Entities.

     "Hotel" means that 218-room hotel facility known as the "Grand Hotel Avoyelles" which is located adjacent to or near the Casino.

     "Index" means the rate of interest established from time to time by The Chase Manhattan Bank, N.A., New York, New York, as its index or prime lending rate. The Index is not necessarily the lowest rate charged by The Chase Manhattan Bank, N.A. or by Bank on their loans. If the Index becomes unavailable during the term of this Loan, Bank may designate as a substitute a reasonably comparable index after notice to Tribe. Bank will inform the Tribe of the current Index rate upon the Tribe's request. The Tribe understands that Bank may make loans based on other rates as well.

     "Indebtedness for Money Borrowed" means, for any Person, (i) all indebtedness, obligations and liabilities of such Person for money borrowed which are evidenced by bonds, debentures, notes or other similar instruments and
(ii) all Capital Leases which have been capitalized in accordance with GAAP; provided, however, the term "Indebtedness for Money Borrowed" shall specifically exclude payroll indebtedness and trade indebtedness incurred in the ordinary course of business provided such trade indebtedness has a maturity of less than one year.

     "Interest Period" means a period commencing on the Funding Date and ending one month thereafter and each subsequent one month period commencing at midnight on the last day of the immediately preceding Interest Period for the Loan, and ending one month thereafter, provided that if an Interest Period would end on a day which is not a LIBOR Business Day such Interest Period shall be extended to the next LIBOR Business Day.

     "Interest Rate Selection Notice" means the written notice in a form acceptable to the Bank and signed by an Authorized Officer of the Tribe notifying the Bank of the Applicable Interest Rate (whether a Fixed Interest Rate or the LIBOR Rate) selected by the Tribe pursuant to Section 2.03 of this Agreement. Such notice shall be binding on and irrevocable by the Tribe.

     "Lakes Gaming" means Lakes Gaming, Inc., a Minnesota corporation.

     "LIBOR Business Day" means a Business Day on which the relevant international financial markets are open for the transaction of the business contemplated by this Agreement in London, England, and New York, New York.

     "LIBOR Rate" means, for an Interest Period for the Loan, the rate of interest per annum determined pursuant to the following formula:

                         LIBOR Rate = Base Rate + 2.25%



       TUNICA-BILOXI TRIBE/$6,000,000 EQUIPMENT LOAN AGREEMENT -- PAGE 4
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     "Lien" means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on jurisprudence, statute or contract, and, including but not limited to, the lien or security interest arising from a mortgage, leasehold mortgage, assignment of rents and leases, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, servitudes, usufructs, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property.

     "Loan" means the entire extension of credit by Bank to the Tribe hereunder as described in Article 2 of this Agreement.

     "Loan Documents" mean this Agreement, the Note, the Collateral Documents and any other documents executed by any of the parties hereto in connection with this Agreement, as such Loan Documents may be amended and supplemented from time to time.

     "Louisiana Compact" means that certain Tribal-State Compact between the Tribe and the State of Louisiana, as may be amended and supplemented, authorizing the Tribe to conduct Class III Gaming, approved on November 10, 1992, by the United States of America.

     "Management Contract" means that certain Amended and Restated Management & Construction Agreement dated as of November 1, 1991, between the Tribe and Grand Casinos/Tunica-Biloxi Inc., regarding, among other things, the management of the Casino and assigned by Grand Casinos/Tunica-Biloxi, Inc., to Grand Casinos/Tunica Biloxi pursuant to that certain Assignment Agreement dated December 31, 1998.

     "Net Worth" means the total value of all assets appearing on a balance sheet prepared in accordance with GAAP, after deducting therefrom (without duplication of deductions): (a) any increase or write-up in the book carrying value of any asset resulting from a revaluation thereof subsequent to the effective date of the most recent financial statements that the Tribe furnishes to Bank prior to the Effective Date hereof; (b) all reserves, including but not limited to reserves for liabilities, fixed or contingent, deferred income taxes, obsolescence, depletion, insurance, and inventory valuation, which are not deducted from assets; (c) the amount, if any, at which shares of stock of a corporation appear on the asset side of such balance sheet; and (d) all Debt.

     "Net Profits" shall have the same meaning ascribed to it in the Management Contract.

     "Note" means the promissory note described in Article 2.

     "Obligations" means any and all amounts and/or liabilities owing from time to time by the Tribe to the Bank pursuant to this Agreement, the Note or any other Loan Document, whether such amounts or liabilities are liquidated or unliquidated, now existing or hereafter arising.

     "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other form of entity.

     "Post-Default Rate" means, in respect of the principal amount of the Note or any other amount payable under any other Loan Document which is not paid when due (whether at the stated maturity, by acceleration


       TUNICA-BILOXI TRIBE/$6,000,000 EQUIPMENT LOAN AGREEMENT -- PAGE 5 or otherwise), an interest rate on such principal amount per annum during the period commencing on the due date until such amount is paid in full equal to:
(i) three percentage points over the Fixed Interest Rate if the Fixed Interest Rate is the Applicable Interest Rate; or (ii) the three percentage points over the LIBOR Rate, as the same may change from time to time, if the LIBOR Rate is the Applicable Interest Rate.

     "Property" means the immovable property on which the Casino, the Hotel and related parking lots and other related improvements are located in Avoyelles Parish, Louisiana.

     "Purchase Price" means, with respect to each item of Equipment, an amount, as determined by the Bank, equal to the reasonable fair market value of each such item of Equipment which in no event shall exceed one hundred percent (100%) of the invoice price thereof.

     "Request for Advance" means the Tribe's written request for an Advance in a form acceptable to Bank and signed on behalf of the Tribe by an Authorized Person.

     "Security Agreement" means that certain agreement contemplated under
Section 4.01 under the terms of which the Tribe grants to the Bank a security interest in the Equipment.

     "Transferee" means any Person to whom the Bank sold, assigned or otherwise transferred all or a portion of the Loan.

     "UCC" means the Louisiana Commercial Laws (La. R.S. 10:9-101, et seq.), now in force and as hereafter amended.

     Section 1.02. Accounting Terms and Calculations. Except as may be expressly provided to the contrary herein or in the Management Contract, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP. To the extent any change in GAAP affects any computation or determination required to be made pursuant to this Agreement, such computation or determination shall be made as if such change in GAAP had not occurred unless the Tribe and the Bank agree in writing on an adjustment to such computation or determination to account for such change in GAAP.

     Section 1.03. Rules of Construction.

     (a) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

     (b) Words used herein in the singular, where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular herein shall apply to such words when used in the plural where the context so permits and vice versa.

     (c) All titles or headings to articles, sections, subsections or other divisions of this Agreement or the exhibits hereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.



       TUNICA-BILOXI TRIBE/$6,000,000 EQUIPMENT LOAN AGREEMENT -- PAGE 6

     (d) All references herein to particular articles or sections are references to articles or sections of this Agreement unless some other reference is indicated.

ARTICLE 2. LOAN.

     Section 2.01. Commitment. Subject to and upon the terms and conditions contained in this Agreement, and relying on the representations and warranties contained in this Agreement, Bank agrees to advance funds to the Tribe during the Funding Period up to a principal amount not to exceed the lesser of: (a) Six Million and No/100 Dollars ($6,000,000.00); or (b) one hundred percent (100%) of the Purchase Price of the Equipment.

     Section 2.02. Loan Advances. Subject to the terms and conditions set forth in this Agreement, Bank agrees during the Funding Period to make Advances to the Tribe on any Business Day in such amount as the Tribe may request for the purchase of, or payment for, the Equipment. In no event shall the aggregate Advances for Equipment exceed the amounts set forth in Section 2.01. Bank will make Advances for the purchase of Equipment pursuant to the terms of Article 6.

     Section 2.03. Term, Interest Rate(s) and Repayment of the Loan. Bank and the Tribe agree that the funds advanced under the Loan pursuant to this Agreement or otherwise representing the Loan indebtedness outstanding from time to time shall be due and payable as follows:

     (a) Payments. During the Funding Period, the Tribe shall pay accrued interest based upon the outstanding balance of the Loan which shall be payable monthly in arrears commencing thirty (30) days after the Funding Date and ending upon the Funding Termination Date. Commencing thirty (30) days following the Funding Termination Date, the Tribe shall repay the Loan in twenty six (26) consecutive monthly payments of principal with the first twenty-five (25) monthly payments each in the amount of Two Hundred Thirty Thousand Seven Hundred Sixty Nine and No/100 Dollars ($230,769.00), plus accrued interest, and the twenty-sixth monthly payment in an amount equal to all unpaid principal and accrued interest due under the Loan.

     (b) Variable Interest Rate During the Funding Period. The outstanding principal balance of the Loan during the Funding Period shall bear interest at the LIBOR Rate.

     (c) Option to Select the Interest Rate for the Amortization Period. The Tribe shall have the option, pursuant to the following terms, to have the principal balance of the Note bear interest during the Amortization Period at either: (i) the LIBOR Rate, as it may change from time to time; or (ii) the Fixed Interest Rate. The Bank shall notify the Tribe of the applicable LIBOR Rate and the Fixed Interest Rate at least two LIBOR Business Days prior to the first day of the Amortization Period. At least one (1) LIBOR Business Day prior to the first day of the Amortization Period, the Tribe shall deliver to the Bank the Tribe's Interest Rate Selection Notice specifying therein the Tribe's selection as to the Applicable Interest Rate; provided if the Tribe fails to deliver the Interest Rate Selection Notice within such a period, the Bank may, in its sole discretion, elect whether the Note shall during the Amortization Period bear interest at the LIBOR Rate or the Fixed Interest Rate. In such an event, the Bank shall notify the Tribe in writing as to the Applicable Interest Rate so selected by the Bank. Subject to the terms of this Agreement, the Applicable Interest Rate specified in accordance with the following procedure shall be the interest rate due on the unpaid balance of the Note for the period commencing upon the first day of the Amortization Period and ending on the date on which the Note is paid in full.



       TUNICA-BILOXI TRIBE/$6,000,000 EQUIPMENT LOAN AGREEMENT -- PAGE 7

     Section 2.04. Note. At Closing, the Tribe shall execute and deliver to Bank a promissory note (the "Note") which reflects the foregoing terms and such other terms as are acceptable to Bank and its legal counsel.

     Section 2.05. Use of Proceeds. The proceeds from the Loan will be used solely to purchase, or pay for, the Equipment.

ARTICLE 3. OTHER TERMS APPLICABLE TO THE LOAN AND THE NOTE.

     Section 3.01. Computation of Interest. Interest on the Loan shall be computed on the basis of a year of 360 days, as the case may be, and actual days elapsed (including the first day and the last day) in the period for which payable.

     Section 3.02. Late Charge and Post-Default Interest.

     (a) If the Tribe fails to pay any payment under the Note within ten (10) days of when due, the Tribe shall pay to Bank a late payment fee in an amount equal to ten percent (10%) of the delinquent interest due.

     (b) Notwithstanding the foregoing, the Tribe shall pay to Bank interest on the Loan at the Post-Default Rate on any principal amount, and (to the fullest extent permitted by law) on any other amount payable by the Tribe under any Loan Document to or for account of Bank, which was not paid in full when due (whether at the stated maturity, by acceleration or otherwise), for the period commencing on the date Bank declares that the Loan is accelerated until the same is paid in full. Accrued interest payable at the Post-Default Rate shall be payable from time to time on demand. The Post-Default Rate shall not be applicable unless and until the Bank declares that the Loan is accelerated as a result of an Event of Default.

     Section 3.03. Maximum Rate of Interest. No provision of this Agreement or the Note shall be interpreted as charging or requiring or permitting the collection of interest in excess of the maximum permitted by applicable law.
If any such excessive interest is provided in connection with the Loan, the provisions of this Section 3.03 shall govern and neither the Tribe nor any sureties, guarantors, successors or assigns of the Tribe shall be obligated to pay the excess of such interest, or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant to this Agreement. The
Tribe confirms to Bank that the Tribe is borrowing the funds for the Loan for commercial purposes as contemplated by La. R.S. 9:3509.

     Section 3.04. Acceleration. Bank, at Bank's option, may accelerate the payments due under the Loan upon an Event of Default under this Agreement or under any of the Loan Documents.

ARTICLE 4. SECURITY FOR THE OBLIGATIONS.

     Section 4.01. Security. The Obligations shall be secured by: (a) a Security Agreement executed by the Tribe granting to the Bank a first priority security interest in and to the Equipment; and (b) Pledge and Assignment of Income as set forth in a Dominion Account Agreement by which the Tribe and Grand Casinos/Tunica-Biloxi grant in favor of the Bank a security interest in the Gross Receipts (as such term is defined in the Management Contract) and in the Casino Bank Accounts, together with any applicable financing statement, which security interest shall have a priority second only to the security interests granted in the Existing Security Agreement in favor of the Bank.



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


     Section 4.02. Form of Collateral Documents. All Collateral Documents shall be in a form customarily used by the Bank in similar transactions and shall contain terms and conditions acceptable to the Bank and the Bank's counsel.

     Section 4.03. Cross Collateralization. The Security Agreement and the Dominion Account Agreement referred to in Section 4.01 shall provide that the security interests granted therein shall also secure all obligations owed by the Tribe to the Bank under the Existing Loan Agreement and the other agreements executed in connection therewith.

ARTICLE 5. CONDITIONS PRECEDENT TO INITIAL ADVANCE.

     Section 5.01. Documents to be Received. The Bank's obligation to make the initial Advance under the Loan is subject to the condition precedent that, on or prior to such initial Advance, the Bank shall receive the following documents, all in form and substance satisfactory to the Bank:

     (a) Loan Documents. Duly executed originals of the Loan Documents and receipt thereof by the Bank;

     (b) Secretary's Certificate. Certificate of the Secretary of each Entity setting forth (i) resolutions of its board of directors (or other governing body) in form and substance satisfactory to the Bank with respect to the authorization of the Loan Documents, as the case may be, by such Entity; (ii) the officers authorized to sign such instruments; and (iii) copies of the articles of incorporation or other governing document of such Entity;

     (c) Organizational Documents of the Tribe. All instruments regarding the formation, organization and governance of the Tribe which shall be in a form and substance acceptable to the Bank and its legal counsel;

     (d) Opinions. Legal opinions of Maslon, Edelman, Borman & Brand, counsel for the Grand Entities, and legal opinions of Gold, Weems, Bruser, Sue & Rundell, counsel for the Tribe, all in a form and substance satisfactory to the Bank;

     (e) Insurance Policies. The insurance policies or certificates required by this Agreement or the Bank;

     (f) Gaming License. Evidence satisfactory to the Bank and its legal counsel that each of the Tribe and Grand Casinos/Tunica-Biloxi is in full compliance with all federal, state and local laws regarding its gaming operations and that each has obtained all applicable governmental permits, licenses and authorizations required to operate the Casino in the State of Louisiana;

     (g) Louisiana Compact. A copy of the Louisiana Compact certified as correct by the Secretary of the Tribe;

     (h) Management Contract. A copy of the Management Contract, certified as correct by the Secretary of Grand Casinos/Tunica-Biloxi;



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


     (i) Officers' Certification. Certification executed on behalf of the Tribe by an officer of the Tribe to the effect that as of the Funding Date:
(i) the representations and warranties set forth in Article 8 hereof are true and correct in all material respects as though made on and as of such date;
(ii) no event has occurred and is continuing which constitutes an Event of Default hereunder; and (iii) there has been no material adverse change in the business operations or financial condition of the of any of the Entities, to the Collateral or as to any other facts, circumstances or conditions upon which the Bank has relied or utilized in making its commitment to enter into this Agreement;

     (j) Regulatory Approval. If required by applicable statute or regulation, the approval of the Loan by the Louisiana Gaming Board;

     (k) BIA Approval. Evidence satisfactory to the Bank and its counsel that the Secretary of the Interior, Bureau of Indian Affairs, has issued all approvals required from that office in order for the Tribe to enter into the transactions contemplated in this Agreement and the other Loan Documents;

     (l) Subordination Agreement. Subordination Agreements, together with appropriate UCC-3 filings, duly executed in a form and substance acceptable to Bank and Bank's counsel by which each Person other than the Bank who holds a Lien with respect to the Collateral subordinates any such Lien to the security interest in the Collateral to be granted hereunder by the Tribe to the Bank;

     (m) Subordination Agreements by the Grand Entities. Subordination Agreements in a form and substance acceptable to the Bank and its counsel executed by the Grand Entities under the terms of which each Grand Entity subordinates to the Loan and the Existing Loan any and all existing or future sums which are or might be owed by the Tribe and/or the Enterprise to each such Grand Entity (including, without limitation, sums due under the Management Contract), as well as any Lien which secures such obligations, together with appropriate UCC-3 filings; and

     (n) Additional Documents. Such other documents, certificates, opinions, approvals or filings with respect to this Agreement and the other Loan Documents as the Bank shall reasonably request.

     Section 5.02. Other Conditions Precedent. The Bank's obligation to make the initial Advance under the Loan is subject to the satisfaction of the following additional conditions precedent:

     (a) Expenses. Bank shall have received payment from the Tribe of any fees and reimbursement of all expenses payable to the Bank hereunder;

     (b) No Default. At the time of the initial Advance, no Event of Default shall have occurred and be continuing;

     (c) No Material Change. There shall not have occurred in the Bank's reasonable opinion any material adverse change in the business operations or the financial condition of any of the Entities, to the Collateral or as to any other facts, circumstances or conditions upon which the Bank has relied or utilized in making its commitment to enter into this Agreement [Nothing herein shall be construed to interpret a change in the percentage of revenues paid by the Tribe to the State of Louisiana in a renewal of the Louisiana Compact as a material change as long as the Tribe is in compliance with the provisions of
Section 9.15 of this Agreement.];



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


     (d) Correctness of Representations. Each of the representations and warranties of the Tribe contained in this Agreement shall be true and correct on and as of the date of such Advance;

     (e) Approval by Bank's Counsel. Bank's legal counsel shall have approved the form and substance of all of the Loan Documents as well as any opinions of counsel to be delivered hereunder; and

     (f) Approval by Bank's Special Counsel. Bank's special legal counsel regarding Indian law must approve the Loan Documents and the approval thereof by the Secretary of the Interior, Bureau of Indian Affairs, and any additional provisions, documents or approvals reasonably required by such special counsel must have been satisfied.

ARTICLE 6. ADVANCES.

     Section 6.01. Requirements. The obligation of the Bank to make any Advance under the Loan with respect to the purchase of Equipment is subject to the satisfaction of each of the following conditions at the time of each such request for any Advance:

     (a) Correctness of Representations. Each of the representations and warranties of the Tribe contained in this Agreement shall be true and correct on and as of the date of such Advance.

     (b) No Event of Default. At the time of such Advance, no Event of Default shall have occurred and be continuing.

     (c) No Material Change. There shall have occurred in the reasonable opinion of Bank no material adverse changes, either individually or in the aggregate, in the assets, liabilities, financial conditions, business operations, affairs or circumstances of any of the Entities from those reflected in the most recent financial statements furnished to the Bank prior to the Closing Date.

     (d) Notice. Tribe shall have delivered to Bank a Request for Advance at least two (2) Business Days prior to the date of such an Advance, and Tribe shall have obtained Bank's approval for such Advance.

     (e) Copies of Invoices. Tribe shall deliver to Bank with the Request for Advance copies of the invoices for such Equipment which will be purchased or paid for with the Advance. Before approving such a Request, the Bank may, at its election, require that the Bank Inspector verify the Purchase Price of the Equipment covered by the Request and that such Equipment has been delivered and/or installed in the Casino or the Hotel.

     (f) Additional Collateral Documents. With regard to any Advance under the Loan for any purpose, the Tribe shall comply with the following document requests. If requested by Bank, the Tribe shall deliver to Bank a security agreement and/or a financing statement (UCC-1), in a form, substance and content acceptable to Bank, under the terms of which, Tribe grants to Bank a first priority security interest in and to the Equipment to be acquired with the Advance. The Tribe shall also deliver to the Bank at the Bank's request supplements or schedules to the Security Agreement, dated as of the date of the Advance, in a form, substance and content acceptable to the Bank, particularly itemizing and describing the Collateral to be financed by such Advance and to be made subject to such Security Agreement. The Bank may, at its election, require that the Tribe deliver to the Bank an opinion, in a form and substance acceptable to the Bank, rendered


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


by an attorney acceptable to the Bank that the Bank has a first priority security interest in the Equipment to be paid for with the funds advanced pursuant to the Request for Advance.


     Section 6.02. Accounting for Advances. The credit advice resulting from the deposit of the proceeds of any disbursement into Tribe's account with Bank, or Bank's copy of any cashier's check representing all or any part of the proceeds of the disbursements, shall be deemed prima facie evidence of each such Advance hereunder. The Bank may, at its election, make such Advances by check payable jointly to the Tribe and the vendor of such New Equipment to the extent such sums are due to such a vendor.


ARTICLE 7.  [INTENTIONALLY LEFT BLANK]

ARTICLE 8.  REPRESENTATIONS AND WARRANTIES.


     In order to induce the Bank to enter into this Agreement, the Tribe represents and warrants to the Bank that:

     Section 8.01. Existence.

     (a) The Tribe is an Indian tribe duly recognized as such by the United States of America. The Tribe and the Enterprise have obtained all permits, licenses and other governmental permits necessary to conduct the business each transacts.

     (b) The address of the chief executive office of the Tribe is as follows:

                          Post Office Box 331
                          Marksville, Louisiana   71351

The federal taxpayer identification number for the Tribe is TIN 72-0942856 and for the Enterprise is 72-1265412.

     Section 8.02. Power and Authorization. The Tribe is duly authorized and empowered to execute, deliver and perform the Loan Documents executed by it. All tribal action on the part of the Tribe requisite for the due creation and execution of the Loan Documents has been duly and effectively taken.

     Section 8.03. Binding Obligations. The Loan Documents constitute the valid and binding obligations of the Tribe enforceable in accordance with their terms (except that enforcement may be subject to any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors' rights).

     Section 8.04. No Legal Bar or Resultant Lien. The Loan Documents do not and will not violate any provisions of any of the Tribe's governing documents, will not violate any contract, agreement, debenture, law, regulation, order, injunction, judgment, decree or writ to which the Tribe is subject, and will not result in the creation or imposition of any Lien upon any property of the Tribe other than as contemplated by this Agreement.



       TUNICA-BILOXI TRIBE/$6,000,000 EQUIPMENT LOAN AGREEMENT -- PAGE 12

     Section 8.05. No Consent. Except for the approval by the Secretary of the Interior, Bureau of Indian Affairs, the execution, delivery and performance of the Loan Documents executed by the Tribe either (i) do not require the consent or approval of any other Person, including without limitation any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof, or (ii) if any such consent is required, it has been obtained.

     Section 8.06. Financial Condition. The financial statements of the Tribe and the Enterprise for their fiscal year most recently ended which have been delivered to the Bank, are complete and correct, have been prepared in accordance with GAAP (except as otherwise provided in the Management Contract) and fully and accurately reflect in all material respects the financial condition and results of the operations of each such Entity as of the date or dates and for the period or periods stated. Neither the Tribe nor the Enterprise has made investments in, advances to or guaranties of the obligations of any Person, except as reflected in said financial statements or as permitted by this Agreement. Neither the Tribe nor the Enterprise has any material liabilities, direct or contingent, except as disclosed or referred to in said financial statements. No material adverse change has since occurred in the condition, financial or otherwise, of the Tribe or the Enterprise, except as disclosed to the Bank in writing. All of the materials which the Tribe or the Enterprise have submitted to the Bank constitute a complete and accurate presentation of all facts material to the Bank's agreement to execute this Agreement. Neither the Tribe nor the Enterprise has ever been the debtor in any insolvency proceedings.

     Section 8.07. Litigation. Except as referred to in the financial statements described in Section 8.06, there is no litigation, legal or administrative proceeding, investigation or other action of any nature pending or, to the knowledge of the Tribe, threatened against or affecting the Tribe or the Enterprise which involves the possibility of any judgment or liability in excess of $50,000.00 not fully covered by insurance, and which may materially and adversely affect the business or the property of such Entities or their ability to carry on business as now conducted.

     Section 8.08. Solvency. The Tribe will receive a reasonably equivalent value in exchange for its obligations under the Loan Documents. The execution and performance of the Loan Documents by the Tribe (i) are not being made with any intent to hinder, delay or defraud any entity to which Tribe is indebted;
(ii) will not result in the Tribe becoming insolvent or having an unreasonably small capital for the business in which Tribe is engaged; and (iii) will not cause the Tribe to incur debts that would be beyond the ability of Tribe to pay as such debts mature. For the purposes of this Section 8.08, "insolvent" shall mean that the sum of the Tribe's debts is greater than all of its property at a fair valuation. Any property transferred, concealed or removed with intent to hinder, delay or defraud Tribe's creditors and property which may be exempted from the debtor's estate under the Federal Bankruptcy Code shall be excluded from the assets of Tribe for purposes of determining insolvency.

     Section 8.09. Taxes and Governmental Charges. The Tribe and the Enterprise have filed all tax returns and reports required to be filed and has paid all taxes, assessments, fees and other governmental charges levied upon it or upon its property or income which are due and payable, including interest and penalties, or has provided adequate reserves for the payment thereof.

     Section 8.10. Defaults. Neither the Tribe nor the Enterprise is in default (in any respect which materially and adversely affects its Business or the Property or the operations or condition thereof) under any indenture, mortgage, deed of trust, agreement or other instrument to which such Entity is a party or by which it is bound, except as disclosed to the Bank in writing.



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


     Section 8.11. Casualties and Condemnation. Since the date of the most recent financial statements furnished to the Bank prior to the Closing Date, neither the Business nor the Property of the Tribe or the Enterprise has been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces or acts of God or of any public enemy, except as disclosed in writing to the Bank on or prior to the Closing Date.

     Section 8.12. Use of Proceeds; Margin Stock. None of the funds advanced to the Tribe under the Loan will be used for the purpose of, and the Tribe is not engaged in the business of extending credit for the, purchasing or carrying any "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulation U. Tribe is not engaged principally, or as one of Tribe's important activities, in the business of extending credit for the purpose of purchasing or carrying margin stocks. No Person acting on behalf of the Tribe, has taken or will take any action which might cause this Agreement to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

     Section 8.13. Compliance with the Law. Each of the Tribe and the Enterprise (i) is not in violation of any law, judgment, decree, order, ordinance, or governmental rule or regulation to which such Entity or any of its property are subject; and (ii) has not failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of the Property or the conduct of the Business of the Tribe; in each case, which violation or failure could reasonably be anticipated to materially and adversely affect the Business, prospects, profits, Property or condition financial or otherwise of such Entity.

     Section 8.14. ERISA. The Tribe is in compliance in all material respects with the applicable provisions of ERISA, and no "reportable event", as such term is defined in Section 4043 of ERISA, has occurred with respect to any ERISA Plan of any such Entity.

     Section 8.15. No Material Misstatements. No information, exhibit or report furnished by the Tribe to the Bank in connection with this Agreement or in the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact necessary to make the statement contained therein not misleading.

     Section 8.16. Title to Collateral. The Tribe shall have good and merchantable title to the Collateral, free of all liens and encumbrances except those to which Bank, in its sole discretion, has expressly consented in writing. All Equipment will be acquired and owned solely by the Tribe. Furthermore, the Tribe has not heretofore conveyed or agreed to convey or encumber the Collateral in any way, except in favor of Bank.

     Section 8.17. Environmental Matters. To the best knowledge of the Tribe, no asbestos, or any substance containing asbestos deemed hazardous by federal or state regulations on the date of this Agreement, has been installed in or on the Property. The Property is not in violation of or subject to any existing, pending, or, to the best of the Tribe's knowledge, threatened investigation or inquiry by any governmental authority or to any remedial obligations under any applicable laws pertaining to health or the environment (hereinafter sometimes collectively called "Applicable Environmental Laws"), including without limitation the


       TUNICA-BILOXI TRIBE/$6,000,000 EQUIPMENT LOAN AGREEMENT -- PAGE 14

Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended, hereinafter called "CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980 the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended, hereinafter called "RCRA"), except as disclosed in writing to the Bank on or prior to the Closing Date. The representation and warranty in the preceding sentence would continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the Property and known to the owners thereof. The Tribe has not obtained and is not required to obtain any permits, licenses or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures and equipment forming a part of the Property by reason of any Applicable Environmental Laws. No hazardous substances or solid wastes have been disposed of or otherwise released on or to the Property. The use which the Tribe makes and intends to make of the Property will not result in the disposal or other release of any hazardous substance or solid waste on or to the Property. The terms "hazardous substance" and "release" as used in this Agreement shall have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") shall have the meanings specified in RCRA; provided, in the event that the laws of the State of Louisiana establish a meaning for "hazardous substance," "release," "solid waste," or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.

     Section 8.18. Governmental Requirements. The Property is in compliance with all current governmental requirements affecting the Property, including, without limitation, all current coastal zone protection zoning and land use regulations, building codes and all restrictions and requirements imposed by applicable governmental authorities with respect to the contemplated use of any improvements located on the Property.

     Section 8.19 Existing Loan. Cottonport Bank has participated to the Bank one hundred percent (100%) of the interests the Existing Loan and the Tribe has consented to the same. The Existing Loan and all Existing Loan Documents are in full force and effect and are fully enforceable by the Cottonport Bank against the Tribe and the Tribe has no, and/or hereby waives all existing defenses to such enforcement.

     Section 8.20 Management Contract. Grand Casinos/Tunica-Biloxi, Inc. has assigned all of its interest in the Management Contract to Grand
Casinos/Tunica-Biloxi.  The Management Contract is in full force and effect.

     Section 8.21. Continuing Accuracy. All of the representations and warranties contained in this Article or elsewhere in this Agreement shall be true through and until the date on which all Obligations are fully satisfied. The Tribe shall promptly notify Bank of any event which would render any of said representations and warranties untrue or misleading. Each request for the Bank's approval of a Request for Advance which the Tribe delivers to Bank shall be deemed to be the Tribes' restatement and reaffirmation of the representations and warranties contained in this Article 8 and elsewhere in this Agreement.


ARTICLE 9. AFFIRMATIVE COVENANTS.

     Unless the Bank's prior written consent to the contrary is obtained, the Tribe shall at all times comply, and shall cause the Enterprise to comply, with the covenants contained in this Article 9, from the date hereof and for so long as any part of the Obligations are outstanding.



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


     Section 9.01. Financial Statements and Reports. Each of the Tribe and the Enterprise will promptly furnish to the Bank such information regarding the business and affairs and financial condition of each such Entity as the Bank may reasonably request, and such Entities shall furnish to the Bank:

     (a) Annual Reports of the Enterprise. Within one hundred (100) days after the end of each fiscal year, the Bank shall be furnished with financial statements consisting of balance sheet, income statement and cash flow statements of the Enterprise for the year end, all in reasonable detail in a form acceptable to the Bank and stating in comparative form the respective figures for the corresponding date and period in the prior fiscal year and all prepared in accordance with GAAP accompanied by an unqualified opinion rendered by an independent certified public accountant reasonably acceptable to the Bank.

     (b) Annual Reports of the Tribe. Within one hundred eighty (180) days after the end of each fiscal year, the Bank shall be furnished with financial statements consisting of balance sheet, income statement and cash flow statements of the Tribe for the year end, all in reasonable detail in a form acceptable to the Bank and stating in comparative form the respective figures for the corresponding date and period in the prior fiscal year and all prepared in accordance with GAAP accompanied by an unqualified opinion rendered by an independent certified public accountant reasonably acceptable to the Bank.

     (c) Quarterly Compliance Reports. Within fifty five (55) days after the last business day of each quarter, the Bank shall be furnished with the quarterly compliance reports calculating the financial covenants set forth in
Section 9.15 for the quarter ending, prepared and certified as correct by the chief financial officer of the Enterprise or other officer acceptable to the Bank, setting forth information as may be required by the Bank.

     (d) Monthly Reports of the Enterprise. Within thirty (30) days after the last business day of each month, the Bank shall be furnished with the balance sheet, income statement and cash flow statement of the Enterprise and certified as correct by its chief financial officer, or other officer acceptable to the Bank, setting forth information as may be required by the Bank.

     (e) Audit Under the Management Contract. As soon as available and in any event within fifty five (55) days of the end of the respective annual period, the Bank shall be furnished with the annual audit to be prepared by an independent certified public accountant obtained in accordance with Section
5.12.1 of the Management Contract; and

     (f) Compliance Certificates. Simultaneously with the furnishing of the financial statements required by this Section 9.01, certificates of the respective chief financial officers of the Tribe, the Enterprise and/or the Grand Entities, (i) certifying that to the best of his knowledge that no Event of Default has occurred, or if an Event of Default has occurred, specifying the nature and extent thereof and the steps that the Tribe, the Enterprise and/or Grand Entities proposes to take to cure such Default, and (ii) providing a calculation of the financial covenants set forth in Section 9.15.

     Section 9.02. Taxes and Other Liens.  Each of the Tribe and the
Enterprise will file all tax returns required by law before the due date thereof (as validly extended) and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or upon any of its property as well as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might become a Lien upon any of the Collateral; provided, however, that no such Entity shall be required to pay any such tax, assessment, charges, levy or claim if the amount, applicability or validity thereof


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


shall currently be contested in good faith by appropriate proceedings diligently conducted and if the contesting party shall have set up reserves therefor adequate under GAAP. If requested by the Bank, the Tribe shall furnish the Bank with proof of payment of all taxes, assessments, charges, levies or claims against the Property not later than the date on which penalties might attach thereto, or in the event that the Tribe contests any such taxes, assessments, charges, levies or claims in accordance with this Section, the Tribe shall furnish Bank with a description of the contested matter and all actions taken by the Tribe in connection with such contest.

     Section 9.03. Maintenance of Existence. Each of the Tribe and the Enterprise will: (i) maintain its existence; (ii) observe and comply (to the extent necessary so that any failure will not materially and adversely affect the business of any of such Entities) with all valid laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, certificates, franchises, permits, licenses, authorizations, directions and requirements (including without limitation applicable statutes, regulations, orders and restrictions relating to gambling) of all federal, state, parish, municipal and other governments, departments, commissions, boards, courts, authorities, officials and officers, domestic or foreign; (iii) maintain the Casino, the Hotel, and the Collateral in generally good and workable condition at all times and make all repairs, replacements, additions, betterments and improvements to their properties to the extent necessary so that any failure will not materially and adversely affect the business of each such Entity; and
(iv) continue to conduct its business in the manner currently conducted, including the Casino and the Hotel.

     Section 9.04. Further Assurances. The Tribe will promptly (and in no event later than thirty (30) days after written notice from the Bank is received) cure any defects in the creation, execution and delivery of the Loan Documents. The Tribe will promptly execute and deliver to the Bank upon request all such other and further documents, agreements and instruments in compliance with or in accomplishment of the covenants and agreements of the Tribe in the Loan Documents or to further evidence and more fully describe the Collateral, or to correct any omissions in the Collateral Documents, or to more fully state the security obligations set out herein or in any of the Collateral Documents, or to perfect, protect or preserve any Liens created pursuant to any of the Collateral Documents, or to make any recordings, to file any notices, or obtain any consents as may be necessary or appropriate in connection with the transactions contemplated by this Agreement.

     Section 9.05. Performance of Obligations. The Tribe will repay the Note according to its reading, tenor and effect. The Tribe will do and perform every act required of it by the Loan Documents at the time or times and in the manner specified.

     Section 9.06. Reimbursement of Expenses. The Tribe shall pay all reasonable legal fees, inspection fees, travel and other expenses incurred by the Bank in connection with the preparation, execution, filing and compliance with the Loan Documents (including any amendments). Following five (5) days notice to the Tribe (unless the Bank reasonably deems such payment must be paid more promptly), the Tribe shall reimburse the Bank for all payments expended, advanced or incurred by the Bank to satisfy any obligation of the Tribe under this Agreement, or to collect the Obligations, or to enforce the rights of the Bank under the Loan Documents, or in the Event of Default to protect the Collateral, which amounts will include all court costs, attorneys' fees, fees of auditors and accountants, and investigation expenses reasonably incurred by the Bank in connection with any such matters, together with interest at the Post-Default Rate on each such amount from the date that the same is expended, advanced or incurred by the Bank until the date of reimbursement to the Bank.

     Section 9.07. Insurance. At its sole cost and expense, the Tribe shall keep and maintain (i) the Gaming Equipment and the General Equipment insured for its full insurable value against loss or damage by


       TUNICA-BILOXI TRIBE/$6,000,000 EQUIPMENT LOAN AGREEMENT -- PAGE 17 fire, flood, theft, explosion, sprinklers and all other hazards and risks ordinarily insured against under all risk policies in use in the jurisdiction where such properties are located; (ii) insurance against claims for general comprehensive liability relating to bodily injury, death or property damage in amounts as shall be satisfactory to the Bank in its reasonable judgment; and
(iii) insurance under the workers' compensation laws of the respective states in which it conducts business. The Tribe shall notify the Bank promptly of any event or occurrence causing a material loss or decline in value of the Gaming Equipment and General Equipment and the occurrence of an event which may reasonably lead to the filing or threat of a filing of a claim for bodily injury, death or property damage or any claim under any workers' compensation law or the filing of such claim and the estimated (or actual, if available) amount of such loss or decline or claim. All policies of insurance on the Gaming Equipment and General Equipment shall be in form and with insurers recognized as adequate by prudent business persons and all such policies shall be in such amounts as may be reasonably satisfactory to the Bank. Upon the request of the Bank, Tribe shall deliver to the Bank the original (or certified copy) of each policy of insurance on the Gaming Equipment and General Equipment and evidence of payment of all premiums therefor. Such policies of insurance shall contain an endorsement, in form and substance acceptable to the Bank, showing loss payable to the Bank. Such endorsement, or an independent instrument furnished to the Bank, shall provide that the insurance companies will give the Bank at least thirty (30) days' prior written notice before any such policy or policies of insurance shall be altered or canceled and that no act or default of the Tribe or any other person shall affect the right of the Bank to recover under such policy or policies of insurance in case of loss or damage. Tribe hereby directs all insurers under such policies of insurance where loss or damage to Gaming Equipment and General Equipment exceeds $25,000.00 under any such policy of insurance to pay all proceeds payable thereunder jointly to the Tribe and the Bank. So long as no Event of Default exists hereunder, in the case of insurance proceeds arising from the loss or damage of improvements to the Tribe's real and personal property, the proceeds may, at the option of the Tribe, be used to replace or restore same with property having equal or greater value and utility to that lost or destroyed. The Tribe irrevocably makes, constitutes and appoints the Bank (and all officers, employees or agents designated by the Bank) as the Tribe's true and lawful attorney (and agent-in-fact), effective from and after the occurrence of an Event of Default and the exercise by the Bank of any remedy granted hereunder, for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of the Tribe on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance. In the event the Tribe, at any time or times hereafter, shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then the Bank, without waiving or releasing any obligation or default by the Tribe hereunder, may (but shall be under no obligation to) at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Bank deems advisable. All sums so disbursed by the Bank, including reasonable attorneys' fees, court costs and expenses relating thereto, shall be payable, on demand, by the Tribe to the Bank, shall bear interest until paid in full at the Post-Default Rate and shall be additional Obligations hereunder secured by the Gaming Equipment and General Equipment.

     Section 9.08. Accounts and Records. The Tribe and the Enterprise will keep books of record and accounts in which true and correct entries will be made as to all material matters of all dealings or transactions in relation to their respective business and activities, in accordance with GAAP, except for changes in accounting principles or practices with which the independent public accountants for each such Entity concur and except as otherwise provided in the Management Contract.

     Section 9.09. Right of Inspection. The Tribe will permit any officer, employee or agent authorized by the Bank to visit and inspect the Collateral, the Property, the Casino, the Hotel and any other property


       TUNICA-BILOXI TRIBE/$6,000,000 EQUIPMENT LOAN AGREEMENT -- PAGE 18 owned by the Tribe and related to the operation of the Equipment, the Hotel or the Casino. Upon an Event of Default for non-payment, or any other Event of Default which has not been remedied pursuant to relevant Sections 11.01(b) or
(c), the Tribe and the Enterprise will permit any officer, employee or agent authorized by the Bank to examine its books of record and accounts, to take copies and extracts therefrom, and to discuss its affairs, finances and accounts with their respective officers, accountants and auditors, all at such reasonable times and as often as the Bank may reasonably desire upon two (2) days prior notice.

     Section 9.10. Notice of Certain Events. The Tribe shall promptly notify the Bank if the Tribe learns of the occurrence of any event which constitutes an Event of Default, together with a detailed statement by a responsible officer of the Tribe of the steps being taken to cure the effect of such an Event of Default.

     Section 9.11. ERISA Information and Compliance. To the extent ERISA is applicable to the Tribe, the Tribe will promptly furnish to the Bank (i) promptly after the filing thereof with the United States Secretary of Labor or the Pension Benefit Guaranty Corporation, copies of each annual and other report with respect to each ERISA Plan or any trust created by the Tribe or the Enterprise, and (ii) immediately upon becoming aware of the occurrence of any "reportable event," as such term is defined in Section 4043 of ERISA, or of any "prohibited transaction," as such term is defined in Section 4975 of the Internal Revenue Code of 1986, as amended, in connection with any ERISA Plan or any trust created by any such Entity, a written notice signed by the chief executive officer or the principal financial officer of such Entity specifying the nature thereof, what action such Entity is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto. The Tribe and the Enterprise will comply with all of the applicable funding and other requirements of ERISA as such requirements relate to any such ERISA Plan of each Entity.

     Section 9.12. Indemnification.

     (a) The Tribe will indemnify the Bank and hold the Bank harmless from claims of brokers or agents with whom the Tribe or the Enterprise have dealt in the execution hereof or the consummation of the transactions contemplated hereby.

     (b) The Tribe will indemnify the Bank and hold the Bank harmless from any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses (including, without limitation, costs of suit, reasonable attorneys' fees and fees of expert witnesses) of whatever kind or nature which may be imposed on, incurred by or asserted at any time against the Bank in any way relating to, or arising in connection with, the use or possession of any of the Collateral, except for the Bank's negligence, gross negligence or intentional acts. Without prejudice to the survival of any other agreements of the Tribe hereunder, the provisions of this Section 9.12 (b) shall survive the final payment of all Obligations and the termination of this Agreement and shall continue thereafter in full force and effect.

     Section 9.13. Compliance with Laws and Covenants. The Tribe and the Enterprise shall observe and comply with all laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, certificates, franchises, permits, licenses, authorizations, directions and requirements of all federal, state, county, municipal and other governments, departments, commissions, boards, courts, authorities, officials and officers domestic or foreign, applicable to such Entities, the Property or the Collateral.

     Section 9.14. Environmental Indemnity. The Tribe shall defend, indemnify and hold Bank and its directors, officers, agents and employees harmless from and against all claims, demands, causes of action,


       TUNICA-BILOXI TRIBE/$6,000,000 EQUIPMENT LOAN AGREEMENT -- PAGE 19 liabilities, losses, costs and expenses (including, without limitation, costs of suit, reasonable attorneys' fees and fees of expert witnesses) arising from or in connection with (i) the presence on or under the Property of any hazardous substances or solid wastes (as defined elsewhere in this Agreement), or any releases or discharges of any hazardous substances or solid wastes on, under or from the Property, (ii) any activity carried on or undertaken on or off the Property, whether prior to or during the term of this Agreement and whether by Tribe or any predecessor in title or any officers, employees, agents, contractors or subcontractors of Tribe or any predecessor in title, or any third persons (other than the Bank's agents) at any time occupying or present on the Property, in connection with the handling, use, generation, manufacture, treatment, removal, storage, decontamination, clean-up, transport or disposal of any hazardous substances or solid wastes at any time located or present on or under the Property, or (iii) any breach of any representation, warranty or covenant under Section 8.17 of this Agreement. The foregoing indemnity shall further apply to any residual contamination on or under the Property, or affecting any natural resources, and to any contamination of any Property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such hazardous substances or solid wastes, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable laws, regulations, codes and ordinances. Without prejudice to the survival of any other agreements of the Tribe hereunder, the provisions of this Section 9.14 shall survive the final payment of all Obligations and the termination of this Agreement and shall continue thereafter in full force and effect.

     Section 9.15. Financial Covenants.

     (a) Minimum Debt Service Coverage Ratio and Ratio of Total Liabilities to EBITDA. From the date hereof and for so long as any part of the Obligations are outstanding, the Enterprise shall maintain the following:

         (i) Minimum Debt Service Coverage Ratio of 2.50:1.00, which ratio will be calculated as follows: Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA") divided by Current Maturities of Long-Term Debt, including any capital leases plus Interest Expense during the time period calculated (this shall include debt service requirements of the Tribe in relation to the operation of the Enterprise); and

         (ii) Ratio of Total Liabilities (as defined by GAAP) to EBITDA of not more than 2.00:1.00 (Total Liabilities shall include all of the liabilities of the Tribe which relate to the operation of the Enterprise).

The above financial covenants shall be calculated on an annual basis and shall be certified, reported and delivered within ninety (90) days following the last day of each fiscal year by the chief financial officer of the Enterprise or other officer acceptable to the Bank.

     (b) Minimum Net Worth. From the date hereof and for so long as any part of the Obligations are outstanding, the Enterprise shall maintain a Net Worth, determined under GAAP, equal to or in excess of Twenty Eight Million and no/100 Dollars ($28,000,000.00). This covenant shall be computed quarterly commencing with the period ending March 31, 1999.

     Section 9.16. Management of the Enterprise.



       TUNICA-BILOXI TRIBE/$6,000,000 EQUIPMENT LOAN AGREEMENT -- PAGE 20

            (a) From the Effective Date hereof and until all obligations under the Existing Loan Agreement are fully satisfied, including, without limitation, payment in full of the Existing Loan, the Management Contract will remain in force and effect to the same extent set forth in Section 9.18 of the Existing Loan Agreement; and

            (b) From the date that all obligations under the Existing Loan Agreement are fully satisfied, including, without limitation, payment in full of the Existing Loan, and until all obligations under this Equipment Loan Agreement are fully satisfied, including, without limitation, payment in full of the Loan and the Note, either;

                (i) the Management Contract will remain in full force and effect; or

                (ii) if the Management Contract is terminated before the Note is paid in full:

                     (x) the Enterprise and the Casino will be managed by a
                         successor manager acceptable to the Bank in its sole discretion; or

                     (y) the Tribe shall manage the Enterprise and the Casino
                         pursuant to an operating plan and budget acceptable to the Bank, in its sole discretion.

     Section 9.17. Repayment of Existing Debts. The Tribe will maintain its repayment schedule and shall not prepay, or otherwise accelerate the payment of, any indebtedness owed by the Tribe to any of the Grand Entities; provided however, that as long as the Tribe is not in default of the terms of this Agreement, the Tribe may prepay or otherwise accelerate any such payment of indebtedness.

     Section 9.18. Maintenance of Gaming Licenses and Gaming Operations. The Tribe and Grand Casinos/Tunica-Biloxi shall be in full compliance with all federal, state and local laws regarding its gaming operations and each shall maintain all applicable governmental permits, licenses and authorizations required to operate the Casino in the State of Louisiana. Subject to the provisions of Section 9.16, the Tribe and Grand Casinos/Tunica-Biloxi shall continue to operate the Casino under the Management Contract. The Tribe shall at all times maintain the Louisiana Compact in effect (including any renewal thereof) so that the Tribe may continue to conduct gaming operations at the Casino in the manner currently conducted and in compliance with the provisions of Section 9.15. Nothing herein shall be construed to interpret a change in the percentage of revenues paid by the Tribe to the State of Louisiana in a renewal of the Louisiana Compact as a violation of this Section 9.18 as long as the Tribe is in compliance with the provisions of Section 9.15.

     Section 9.19 Schedule of Enterprise Assets. The Tribe shall deliver to the Bank, as often as the Bank shall require, such lists, descriptions, and designations of the Enterprise Assets as the Bank may require to identify the nature, extent, and location of the Enterprise Assets.


ARTICLE 10. NEGATIVE COVENANTS.

     Unless the Bank's prior written consent to the contrary is obtained (which consent will not be unreasonably withheld or delayed), the Tribe will at all times comply, and shall cause the Enterprise and the Grand Entities to comply, with the covenants contained in this Article 10 which are applicable to each, from the date hereof and for so long as any part of the Obligations are outstanding.



       TUNICA-BILOXI TRIBE/$6,000,000 EQUIPMENT LOAN AGREEMENT -- PAGE 21

     Section 10.01. Liens on the Collateral. The Tribe will not create, incur, assume or permit to exist any Lien on any of the Enterprise Assets except for:

     (a)  Liens in favor of the Bank to secure the Obligations;

     (b) Liens for taxes, assessments or other governmental charges; not yet due or which are being contested in good faith by appropriate action promptly initiated and diligently conducted if such reserve as shall be required by GAAP shall have been made therefor;

     (c) Liens of mechanics, laborers and materialmen and vendors arising by law in the ordinary course of business for claims either not yet due or being contested in good faith by appropriate action promptly initiated and diligently conducted if such reserve as shall be required by GAAP shall have been made therefor;

     (d) Inchoate liens arising under ERISA to secure the contingent liability of the Tribe; and

     (e) Liens in favor of Persons other than the Bank which Liens have been expressly made inferior to the Liens in favor of the Bank;

provided however, the prohibitions set forth in this Section 10.01 shall not apply to Enterprise Assets acquired on credit after the Effective Date.

     Section 10.02. Change of Office. Neither the Tribe nor the Enterprise shall change its federal taxpayer identification number or the address of its chief executive office, without providing ten (10) days prior notice to the Bank.

     Section 10.03. Accounting Methods. None of the Entities shall change the accounting methods or procedures currently employed by them.

     Section 10.04. No Change in the Management Contract.   The Tribe and Grand
Casinos/Tunica-Biloxi shall not amend, supplement, alter or otherwise change the Management Contract. Further, neither the Tribe nor Grand
Casinos/Tunica-Biloxi shall assign or otherwise alienate its interest in the Management Contract.

     Section 10.05. Distribution of Net Profits. Notwithstanding anything to the contrary contained in the Management Contract, the Tribe and Grand Casinos/Tunica-Biloxi shall not distribute during any calendar month any Net Profits unless and until: (a) the requirements of Article 3 of the Dominion Account Agreement have been satisfied; and (b) any other sums currently due to the Bank under the Loan Documents and the Existing Loan Agreement have been
paid in full.   Further, the Tribe and Grand Casinos/Tunica-Biloxi shall not distribute any Net Profits under the Management Contract so long as an Event of Default exists under this Agreement and/or the Existing Loan Agreement. In addition to the foregoing, the Tribe shall not pay management fees or other compensation to the Grand Entities unless payments to the Bank under the Loan Documents and the Existing Loan Agreement are current.

     Section 10.06. Impairment of Contracts; Imposition of Governmental
Charges.

     (a) The Tribe shall not adopt, enact, promulgate or otherwise place into effect any law or requirement of law which impairs or interferes in any manner with any right or remedy of the Bank, or the Obligations (it being understood and agreed that any such law or requirement of law which is adopted, enacted,


       TUNICA-BILOXI TRIBE/$6,000,000 EQUIPMENT LOAN AGREEMENT -- PAGE 22 promulgated or otherwise placed into effect without the consent of the Bank shall, with respect to the Loan Documents, the rights and remedies of the Bank, and the Obligations, be void and of no effect).

     (b) The Tribe shall not demand, impose or receive any tax, charge, assessment, fee or other imposition which in the aggregate exceed the sum of $1,500.00 per calendar year or impose any regulatory or licensing requirement against the Bank, or its employees, officers or directors other than those requirements in effect as of the Effective Date.

     Section 10.07. No Alienation. The Tribe shall not convey, transfer or otherwise alienate, in whole or in part, any of the Enterprise Assets except for the distributions of Net Profits in accordance with the provisions of
Section 10.05 of this Agreement.

ARTICLE 11. DEFAULT.

     Section 11.01. Events of Default. The occurrence of any of the following events (including the expiration of any specified time) shall constitute an "Event of Default":

     (a) Principal and Interest Payments. The Tribe fails to make any payment when due under the Note or under any of the other Loan Documents; or

     (b) Representations and Warranties. Any representation or warranty made by the Tribe proves to have been incorrect in any material respect as of the date thereof; or any representation, statement (including financial statements), certificate or data furnished or made by any of the Entities (or any officer, accountant or attorney of any Entity) under this Agreement, proves to have been untrue in any material respect, as of the date as of which the facts therein set forth were stated or certified and such default continues unremedied for a period of thirty (30) days after the earlier of (i) notice thereof being given by the Bank to the Tribe, or (ii) such default otherwise becoming known to the chief executive officer of the Tribe; or

     (c) Covenants. Any of the Entities defaults in the observance or performance of any of the covenants or agreements contained in the Loan Documents, to be kept or performed by any of the Entities, as the case may be (other than a default under Section 11.01 (a) hereof), and such default continues unremedied for a period of ten (10) days after the earlier of (i) notice thereof being given by the Bank to each of the Entities, or (ii) such default otherwise becoming known to the chief executive officer or chief financial officer of such Entity; or

     (d) Involuntary Bankruptcy or Receivership Proceedings. A receiver, conservator, liquidator or trustee of the Tribe, or of any of its property is appointed by order or decree of any court or agency or supervisory authority having jurisdiction; or an order for relief is entered against the Tribe, under the Federal Bankruptcy Code; or the Tribe is adjudicated bankrupt or insolvent; or any material portion of the properties of the Tribe is sequestered by court order and such order remains in effect for more than thirty (30) days after such party obtains knowledge thereof; or a petition is filed against the Tribe under any state, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or receivership law of any jurisdiction, whether now or hereafter in effect, and such petition is not dismissed within sixty (60) days; or

     (e) Voluntary Petitions. The Tribe files a case under the Federal Bankruptcy Code or seeks relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of


       TUNICA-BILOXI TRIBE/$6,000,000 EQUIPMENT LOAN AGREEMENT -- PAGE 23 debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any case or petition against it under any such law; or

     (f) Assignments for Benefit of Creditors. The Tribe makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee or liquidator of the Tribe or of all or any part of its property; or

     (g) Undischarged Judgments. Judgment for the payment of money in excess of $250,000.00 (which is not covered by insurance) is rendered by any court of competent jurisdiction against the Tribe, and the Tribe does not discharge the same or provide for its discharge in accordance with its terms, or prevent execution thereof, and during such period in which execution of such judgment shall have been stayed, the Tribe does not appeal therefrom and cause the execution thereof to be stayed during such appeal while providing such reserves therefor as may be required under GAAP; or

     (h) Attachment. A writ or warrant of attachment, seizure or any similar process shall be issued by any court against the Collateral, the Hotel, or the Property or all or any material portion of the remaining property of the Tribe, and such writ or warrant of attachment or any similar process is not released or bonded within thirty (30) days after its entry; or

     (i) Breach of Other Agreements with the Bank. The Tribe defaults in the observance or performance of any of the covenants or agreements contained in any agreement (other than the Loan Documents) between the Bank and the Tribe, including without limitation, a breach of the Existing Loan Agreement, and such default is not remedied within the time permitted by any applicable cure period.

     Section 11.02. Remedies. Upon the occurrence and during the continuance of an Event of Default, the Bank may, in addition to any other remedies available to it at law or in equity, exercise any one or more of the following remedies:

     (a) The Bank may, by written notice to the Tribe, declare all Obligations to be immediately due and payable, whereupon such obligations shall become immediately due and payable;

     (b) The Bank may exercise any remedy available to it under any Loan Document; and/or

     (c) The Bank may take whatever action at law or in equity that may appear necessary or appropriate to collect any amount due or thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of any Entity under any Loan Document.

     Section 11.03. Set-Off. Upon the occurrence of any Event of Default, the Bank shall have the right to set-off any funds of the Tribe in any account maintained by the Tribe with the Bank or otherwise in possession or control of the Bank against any amounts then due by the Tribe to the Bank.

ARTICLE 12. EXPENSES AND FEES INCURRED IN CLOSING.

     Upon demand by Bank, Tribe shall pay to Bank, reimburse Bank or pay third parties all reasonable expenses arising in connection with the Agreement, the delivery of the Loan Documents and the closing of the transactions contemplated hereby, including, but not limited to the following:



       TUNICA-BILOXI TRIBE/$6,000,000 EQUIPMENT LOAN AGREEMENT -- PAGE 24

     (a) All reasonable legal fees, recording and other expenses incurred by Bank in connection with the Loan, including fees related to any required attorney's opinion; and

     (b) All reasonable costs and expenses associated with the preparation and delivery of all appraisals and reports and of all financial information.

ARTICLE 13. CLOSING AND FUNDING.

     Section 13.01. Closing. The Closing shall be held at the Casino near Marksville, Louisiana, on or before May 31, 1999, at 1:00 o'clock P.M., or on such date as may be agreed upon by the Tribe, and Bank. At the Closing, the Loan Documents will be executed. The appropriate Loan Documents will then be submitted to the Secretary of the Interior, Bureau of Indian Affairs, for its approval under 25 U.S.C.A. 81.

     Section 13.02. Funding. At such time as the conditions precedent to Funding as set forth in Article 5 and the other terms and conditions of the Agreement have been satisfied in the opinion of Bank, Bank will notify Tribe and Bank will commence making Advances to Tribe pursuant to the terms hereof.


ARTICLE 14.  [INTENTIONALLY LEFT BLANK]

ARTICLE 15.  MISCELLANEOUS.


     Section 15.01. Notices. Any notice or demand which, by provision of this Agreement, is required or permitted to be given or served hereunder shall be deemed to have been sufficiently given and served for all purposes: (a) (if mailed) seven (7) calendar days after being deposited, postage prepaid, in the United States Mail, registered or certified mail; or (b) (if delivered by express courier or if delivered in person) the same day as delivery (until another address or addresses are given in writing by such Entity to Bank) as follows:

To the Tribe:      Tunica-Biloxi Tribe of Louisiana
                   Post Office Box 331
                   711 Grand Boulevard
                   Marksville, Louisiana  71351
                   Attention: Earl J. Barbry, Sr., Chairman
                   Telephone No.  (318) 253-5432
                   Fax No.        (318) 253-9791



                   With simultaneous copies in each instance to:


                   Gold, Weems, Bruser, Sue & Rundell
                   Attorneys at Law
                   2001 MacArthur Drive
                   Alexandria, Louisiana 71307
                   Attn:      Amanda Wood Barnett
                              J. Kendall Rathburn
                   Telephone No.  (318) 445-6471
                   Fax No.        (318) 445-6467





       TUNICA-BILOXI TRIBE/$6,000,000 EQUIPMENT LOAN AGREEMENT -- PAGE 25

                   Grand Casinos of Louisiana, L.L.C.-Tunica-Biloxi 130 Chesire Lane
                   Minnetonka, Minnesota  55305
                   Attention:  Chief Financial Officer

To Bank:           Hibernia National Bank
                   333 Travis Street
                   Shreveport, Louisiana  71101
                   Attention:   Legal Administration Department

     Section 15.02. Invalidity. In the event that any one or more of the provisions contained in this Agreement or the other Loan Documents shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or the other Loan Documents.

     Section 15.03. Survival of Agreements. All representations and warranties of the Tribe herein, and all covenants and agreements herein not fully performed before the effective date of this Agreement shall survive such date until all of the Obligations have been paid in full.

     Section 15.04. Successors and Assigns.

     (a) All covenants and agreements contained by or on behalf of the Tribe in this Agreement and the other Loan Documents shall bind its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns. No person who is not a party hereto may rely upon or claim a benefit from this Agreement, other than a successor or assign of the Bank, including a Transferee in the Loan.

     (b) Tribe acknowledges that Bank may elect to sell, assign, and otherwise transfer to other Persons (each, a Transferee) who have the appropriate State and Tribal license and permits all or portions of, and participations in, Bank's interest in the Loan outstanding (and its commitment to make the Loan) hereunder from time to time upon the Bank or such a Transferee obtaining any governmental authorization required for such a transfer. Such licensing and permitting will not be required in the event of participation of portions of Bank's interest in the Loan, so long as Bank retains an interest in the Loan. The Tribe expressly agrees that the holder of the Loan or interest therein (or commitment to make the Loan hereunder) shall be a "Bank" hereunder; provided however, that as long as the Bank owns an interest in the Loan, the Tribe shall have no obligation to communicate or deal with any Transferee. For purposes of this Section 15.04, Bank may disclose to a potential or actual Transferee any and all information supplied to Bank by or on behalf of Tribe, subject to a confidentiality agreement to be approved by the Tribe, which said approval will not be unreasonably withheld. Tribe agrees to execute and deliver to Bank such documents, instruments, and agreements, including, without limitation, amendments to the Loan Documents, reasonably deemed necessary or desirable by Bank to effect such transfers. Bank will give Tribe ten (10) days written notice of any participation of the Loan.

     (c) This Agreement is for the benefit of the Bank and for such other Person or Persons as may from time to time become or be the holders of any of the Obligations. The Loan Documents shall be transferrable and negotiable, with the same force and effect and to the same extent as the Obligations may be transferrable, it being understood that, upon the transfer or assignment by the Bank of any of the Obligations,


       TUNICA-BILOXI TRIBE/$6,000,000 EQUIPMENT LOAN AGREEMENT -- PAGE 26 the legal holder of such Obligations shall have all of the rights granted to the Bank under this Agreement and the other Loan Documents.

     (d) Subject to the provisions of Section 15.04(b) regarding the dissemination of information to Transferees, Bank will keep confidential all information provided by the Tribe to the Bank regarding the Tribe's Business; provided however, the Bank need not keep confidential and may disclose any such information that: (i) is already in the public domain or becomes available to the public through no breach of this Agreement by the Bank; (ii) is received by the Bank independently from a third party free to disclose such information to the Bank; or (iii) is required to be disclosed pursuant to the order of a court or government agency, as otherwise required by law, or as necessary to establish the rights of either party under this Agreement.

     Section 15.05. Waivers. No course of dealing on the part of the Bank its officers, employees, consultants or agents, nor any failure or delay by the Bank with respect to exercising any of its rights, powers or privileges under this Agreement or the other Loan Documents shall operate as a waiver thereof.

     Section 15.06. Cumulative Rights. The rights and remedies of the Bank under this Agreement and the other Loan Documents shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

     Section 15.07. Governing Law. This Agreement is, and the other Loan Documents will be, contracts made under and shall be construed in accordance with and governed by the laws of the United States of America and the State of Louisiana.

     Section 15.08. Amendment. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally or in any manner other than by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

     Section 15.09. Entire Agreement. This Agreement sets forth the entire agreement of the Bank and the Tribe with respect to the matters covered herein, and supersedes all prior written or oral understandings with respect thereto. In the event of an express conflict between the provisions of the Agreement and any Loan Document, the provisions of the Agreement shall govern; provided however, the fact that a Loan Document contains a covenant, an obligation, event of default, remedy or other provision not set forth in the Agreement does not constitute such an express conflict.

     Section 15.10. Limited Sovereign Immunity Waiver; Arbitration; Submission to Jurisdiction, Jury Trial Waiver.

     (a) Limited Waiver of Sovereign Immunity. The Tribe hereby expressly grants a limited waiver of its sovereign immunity (and any and all defenses based thereon) only from or to any suit, action or proceeding and from any legal process (whether through service of notice, attachment, execution, exercise of contempt powers or otherwise) with respect to any action brought by the Bank against the Tribe seeking to enforce this Agreement and any other Loan Document executed by the Tribe, including, but not limited to, the Equipment Loan Promissory Note, the Commercial Security Agreement, and the Dominion Account Agreement by and between the Tribe and the Bank dated as of the Effective Date and any amendments, supplements or modifications to any such Loan Documents; provided however, any judgment or order rendered in any such suit, action or proceeding shall only apply and be enforceable against Enterprise Assets, including,


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


without limitation, the Collateral. Any such action brought by the Bank against the Tribe shall be brought only in the Alexandria, Monroe, or Shreveport Divisions of the United States District Court for the Western District of Louisiana, the United States Court of Appeals for the Fifth Circuit, and the United States Supreme Court, and if the United States District Court declines or determines that it lacks jurisdiction, then in the 12th Judicial District Court of Louisiana, Avoyelles Parish (any such court herein referred to as a "Jurisdictional Court"). By the execution and delivery of this Agreement, the Tribe irrevocably consents to and submits to the personal jurisdiction and venue of each such Jurisdictional Court to the extent of the limited waiver set forth herein. The Bank shall have all available legal and equitable remedies, including, without limitation the rights to specific performance, money damages and/or injunctive and declaratory relief and the rights and remedies under the UCC to the extent adopted in the State of Louisiana or to the extent the UCC does not apply, the rights and remedies under the Uniform Commercial Code as in effect under the laws of the Tribe all within the constraints of the above limited waiver of sovereign immunity. The Tribe agrees that the applicable law governing each of the Loan Documents shall be the laws of the State of Louisiana. This limited waiver of sovereign immunity and consent shall be only as stated above. No other consent or waiver either direct or implied is to be inferred from any aspect of this Agreement or any of the Loan Documents. This limited waiver of sovereign immunity is irrevocable only as long as any obligations of the Tribe remain outstanding and in effect under the Loan Documents.

     (b) Service of Process. The Tribe agrees that process served either personally or by registered mail to its notice address provided in Section
15.01 shall, to the extent permitted by law, constitute adequate service of process in any such suit. Without limiting the foregoing, the Tribe hereby appoints, in the case of any such action or proceeding brought in a Jurisdictional Court, Chairman Earl J. Barbry, Sr., Marksville, Louisiana, to receive for it and on its behalf, service of process in the State of Louisiana with respect thereto, provided the Tribe may appoint any other person, with offices in the State of Louisiana to replace such agent for service of process upon delivery to the Bank of a reasonably acceptable agreement of such new agent agreeing so to act. Nothing herein shall in any way be deemed to limit the ability of the Bank to serve any such writs, process or summonses in any manner permitted by applicable law or to obtain jurisdiction over the Tribe in such other jurisdictions and in such manners as may be permitted by applicable law.

     (c) Waiver of Jurisdiction of Tribal Courts. The Tribe agrees and consents that it is expressly and irrevocably prohibited from seeking, and will not seek, the exercise of the jurisdiction of any of the courts of the Tribe (whether now or hereafter existing) or other forums (whether now or hereafter existing) of the Tribe over any suit, action or proceeding relating in any manner to the Loan Documents, and the Tribe hereby waives any claim or right that the Tribe may possess to the exercise of such jurisdiction, and any requirement that tribal remedies be exhausted is hereby waived; provided, however, that: (i) in the event that the Bank shall obtain in a Jurisdictional Court any judgment against the Tribe relating to the Loan Documents, then the courts of the Tribe shall have nonexclusive jurisdiction to enforce such judgment without substantive review of such judgment or the basis therefor: and
(ii) in the event that the Bank shall elect arbitration as provided in Section 15.10(d), then the courts of the Tribe shall have nonexclusive jurisdiction to enforce any award made in such arbitration against the Tribe, without substantive review of such award or the basis thereof.

     (d)  Arbitration Reference.  Subject to the provisions of Section 15.10
(a), any controversy or claim between or among the parties arising out of or relating to this Agreement or any Loan Documents or a claim based on or arising from an alleged tort shall, at the option of the Bank, be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association ("AAA"). The arbitrators shall give effect to statutes of limitation in


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


determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrators. Judgment upon the arbitration award may be entered in any Jurisdictional Court and in any tribal court. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

     (e)  Jury Trial and Damage Waivers.  Each of the Tribe and the Bank hereby
(i) irrevocably and unconditionally waives, to the fullest extent permitted by law, trial by jury in any legal action or proceeding relating to any Loan Document and for any counterclaim therein; (ii) irrevocably waives to the maximum extent not prohibited by law, any right it may have to claim or recover in any such litigation any special, exemplary, punitive or consequential damages other than, or in addition to, actual damages; (iii) certifies that no party hereto nor any representative or agent of counsel for any party hereto has represented, expressly or otherwise, or implied that such party would not, in the event of litigation, seek to enforce the foregoing waivers, and (iv) acknowledges that it has been induced to enter into this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby by, among other things, the mutual waivers and certifications contained in this provision. No officer of the Bank has the authority to waiver, condition or modify this provision except upon the express authority of the Bank's Board of Directors.

     Section 15.11. Preparation. No implication or reference shall be drawn from the fact that any party prepared or proposed portions of or the entirety of this Agreement or any of the other Loan Documents and the same shall be construed to have been drafted by and for the benefit of the Bank and the Tribe equally.

     Section 15.12. Form of Documents. Each agreement, document, instrument, certificate or other writing to be furnished to the Bank under any provision of this Agreement, including but not limited to the Collateral Documents, must be in form and substance satisfactory to the Bank and its legal counsel.

     Section 15.13. Counterparts. This Agreement may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 15.14 Suspension of Loan. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any interest rate for the Loan for any Interest Period therefor, the Bank determines (which determination made on a reasonable basis shall be conclusive absent manifest error) that:

     (a) quotations of interest rates for the relevant deposits referred to in the definition of "Base Rate" hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for the Loan as provided in this Agreement; or

     (b) the relevant rates of interest referred to in the definition of "Base Rate" hereof upon the basis of which the LIBOR Rate for such Interest Period is to be determined do not adequately reflect the cost to the Bank of making or maintaining the Loan for such Interest Period (which determination shall be made on a reasonable basis and the Bank shall furnish the Tribe evidence of the facts leading to such determination);

then the Bank shall give the Authorized Officer prompt notice thereof, and so long as such condition remains in effect, the Bank may charge interest on the outstanding balance of the Loan at the Index commencing on the last day of the then current Interest Period. The Bank shall give the Authorized Officer notice describing


       TUNICA-BILOXI TRIBE/$6,000,000 EQUIPMENT LOAN AGREEMENT -- PAGE 29
in reasonable detail any event or condition described in this Section 15.14 promptly following the Bank's determination that the availability of LIBOR Rate for the Loan is, or is to be, suspended as a result thereof.

     Section 15.15 Illegality. Notwithstanding any other provision of this Agreement in the event that it becomes unlawful for the Bank to honor its obligation to make or maintain the Loan at the LIBOR Rate hereunder, then the Bank shall promptly notify the Tribe thereof and the Bank's obligation to make or continue the Loan at the LIBOR Rate, shall be suspended and the outstanding principal balance of the Loan shall bear interest at the Index until such time as the Bank may again make and maintain the Loan at the LIBOR Rate.

     Section 15.16 Year 2000. Tribe agrees to perform all acts reasonably necessary to ensure that (a) the Tribe, the Enterprise, and any other business in which the Tribe holds a substantial interest, and (b) all customers, suppliers, and vendors that are material to the Tribe's business, become Year 2000 Compliant in a timely manner. As used herein, "Year 2000 Compliant" shall mean, in regard to any entity, that all software, hardware, firmware, equipment, goods or systems utilized by or material to the business operations or financial condition of such entity, will properly perform date sensitive functions before, during and after the year 2000. The Tribe shall, immediately upon request, provide to the Bank such certifications or other evidence of the Tribe' compliance with the terms hereof as the Bank may from time to time require.

     Section 15.17 Compliance with 25 U.S.C. '81. In compliance with 25 U.S.C. '81 the residence and occupation of the parties is stated as follows:


           Party in interest:    TUNICA-BILOXI TRIBE OF LOUISIANA
           Residence:            711 Grand Boulevard
                                 Marksville, Louisiana 70532
           Occupation:           A federally recognized Indian Tribe

           Party in interest:    HIBERNIA NATIONAL BANK
           Residence:            333 Travis Street
                                 Shreveport, LA 71101
           Occupation:           Commercial bank


     Scope of Authority:

     The Tribe is authorized to execute the within document by a resolution adopted by the Tribal Council of the Tribe at a meeting held at Marksville, Louisiana, on April 19, 1999. The Tribal Council exercises its authority in this instance because it believes the purchase of the Equipment related to the Tribe's Class III gaming facility in Marksville, Louisiana, and the financing thereof, to be in accordance with the long-range economic objectives of the Tribe.

     This document was executed on behalf of the Tribe on or about 12:10 p.m. on May 28, 1999, at Marksville, Louisiana, and on behalf of the Bank on or about 12:10 p.m. on May 28, 1999, at Marksville, Louisiana.

     Section 5.18 Signatures. The signature of Earl J. Barbry, Sr., Chairman, or any other officer of the Tribe, wherever contained in any Loan Document, is made solely on behalf of the Tribe and no personal liabilities shall be assumed by any such a signatory.


       TUNICA-BILOXI TRIBE/$6,000,000 EQUIPMENT LOAN AGREEMENT -- PAGE 30

     This instrument shall terminate upon payment in full of the indebtedness evidenced hereby, provided that in any event this instrument shall expire not later than 50 years from the date hereof.


     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed in multiple originals as of the Effective Date.

                                     TRIBE:
                                     TUNICA-BILOXI TRIBE OF LOUISIANA


                                     By: /s/ Earl J. Barbry, Sr.
                                         -----------------------------------
                                         Name:    Earl J. Barbry,  Sr.
                                         Title:   Chairman



                                     BANK:

                                     HIBERNIA NATIONAL BANK


                                     By: /s/ Christopher K. Haskew
                                         -----------------------------------
                                         Name:    Christopher K. Haskew
                                         Title:   Vice President






                                     BIA APPROVAL


THE  FOREGOING DOCUMENT IS
APPROVED PURSUANT TO 25 U.S.C. 81:

UNITED STATES DEPARTMENT OF THE INTERIOR,
BUREAU OF INDIAN AFFAIRS:

BY_______________________________________
AREA DIRECTOR OF THE EASTERN AREA OFFICE
OF THE BUREAU OF INDIAN AFFAIRS OF THE SECRETARY
OF THE INTERIOR AND THE COMMISSIONER OF INDIAN AFFAIRS,
ACTING UNDER DELEGATED AUTHORITY.


MEBB 26984.3



       TUNICA-BILOXI TRIBE/$6,000,000 EQUIPMENT LOAN AGREEMENT -- PAGE 31